QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Bresler & Reiner, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

BRESLER & REINER, INC.

11200 ROCKVILLE PIKE, SUITE 502
ROCKVILLE, MD 20852

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

Approximate Date of Mailing: May 1, 2006

TO THE SHAREHOLDERS:

        The annual meeting of shareholders of Bresler & Reiner, Inc. (the Company) will be held at the offices of the Company, 11200 Rockville Pike, Suite 502, Rockville, MD on Wednesday, June 14, 2006, at 10:00 a.m. local time, for the following purposes:

  1.
  To elect a Board of nine directors to serve until the next annual meeting of shareholders and until the election and qualification of their respective successors.

  2.
  To consider and ratify the selection of Deloitte & Touche LLP, independent certified public accountants, as auditors of the Company for the 2006 fiscal year.

  3.
  To consider and transact such other business as may properly come before the meeting.

        The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only shareholders of record of common stock at the close of business April 14, 2006, are entitled to receive this notice and to vote at the meeting. A list of shareholders entitled to vote will be available at the meeting for examination by any shareholder for any proper purpose. The list will also be available on the same basis for ten days prior to the meeting at our principal executive offices at the address listed above.

        Our 2005 Annual Report, including financial statements, is included with your proxy materials.

        To assure your representation at the meeting, please vote your shares by signing, dating and returning the enclosed proxy card at your earliest convenience. We have enclosed a return envelope, which requires no postage if mailed in the United States. Your proxy is being solicited by the Board of Directors.

        All shareholders are cordially invited to attend the annual meeting in person. Your proxy may be withdrawn by you at any time before it is voted.

BY ORDER OF THE BOARD OF DIRECTORS
By:	/s/ JEAN S. CAFARDI Jean S. Cafardi Corporate Secretary

PROXY STATEMENT

Annual Meeting of Shareholders

To Be Held June 14, 2006

        This Proxy Statement is being furnished to shareholders of Bresler & Reiner, Inc. (the Company), 11200 Rockville Pike, Suite 502, Rockville, Maryland 20852, in conjunction with the solicitation by the Board of Directors (the Board) of the Company of proxies to be voted at the Annual Meeting of Shareholders to be held at the Company's offices on Wednesday, June 14, 2006 at 10:00 a.m.

Shares Entitled to Vote

        Holders of record of the Company's Common Stock as of the close of business on April 14, 2006 are entitled to vote. On that date there were 5,477,212 shares of Common Stock outstanding. At the meeting each share of Common Stock is entitled to one vote on each proposal.

Proxy Voting and Quorum

        Shareholders of record may vote their proxies by mail. By using your proxy to vote, you authorize the persons whose names are listed on the front of the proxy card accompanying this Proxy Statement to represent you and vote your shares. Holders of a majority of the shares entitled to vote at the meeting must be present in person or represented by proxy to constitute a quorum.

        If you attend the meeting, you may of course vote by ballot. If you are not present, your shares can be voted only when represented by a properly submitted proxy.

Revocability of Proxies

        Any person giving a proxy has the power to revoke it at any time before its exercise. A proxy may be revoked by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Choices in Voting

        You have several choices in completing your voting.

  •
  You may vote on each proposal, in which case your shares will be voted in accordance with your choices.

  •
  In voting on directors, you can either vote FOR all the directors or withhold your vote on all or certain of the directors.

  •
  You may indicate a preference to abstain on any other proposal, in which case no vote will be recorded.

  •
  You may submit a proxy without indicating your voting preferences, in which case the proxies will vote your shares for election of the directors nominated by the Board, and for ratification of the selection of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year 2006.

Required Vote

        A plurality of the votes cast is required for the election of directors. The affirmative vote of a majority of the votes cast is required to ratify the selection of Deloitte & Touche LLP as the independent auditors for fiscal year 2006. Only votes cast "for" the election of directors or those cast "for" or "against" any other proposal will be counted in determining whether a nominee for director has been elected or the selection of Deloitte & Touche LLP has been ratified. Abstentions, broker non-votes and votes withheld are not treated as votes cast at the meeting for such purpose.

Recommendations of the Board

        The Company's Board recommends that shareholders vote:

  •
  "For" each of the nominees for the Board listed below; and

  •
  "For" ratification of Deloitte & Touche LLP as auditors for fiscal year 2006.

Proxy Solicitation and Expenses

        The cost of solicitation of proxies from shareholders will be borne by the Company. Copies of solicitation material may be furnished to brokers, custodians, nominees, and other fiduciaries for forwarding to beneficial owners of shares of the Company's Common Stock, and normal handling charges may be paid for such forwarding services. In addition to the use of mails, proxies may be solicited by telephone by officers, directors and a small number of employees of the Company who will not be specially compensated for such services.

PROPOSAL NO. 1

Election of Directors

        Nine directors are to be elected to hold office until the next Annual Meeting of Shareholders and until the election and qualification of their respective successors. Unless otherwise instructed on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election, as directors, of the persons named as nominees. The Board believes that all such nominees will stand for election and will serve if elected. However, if any of the persons nominated by the Board fails to stand for election or declines to accept election, proxies will be voted for the election of other individuals as the proxy holders may determine.

        Management has nominated for election as directors the persons whose names appear in the table below.

Name	Principal Occupation During Last Five Years	Age	Year First Elected
Benjamin C. Auger	Vice President of Boenning & Scattergood, since March 2001 Investment Banking Firm West Conshohocken, PA Vice President of Herzog, Heine, Geduld, from September 1983 until March 2001 Investment Firm	55	2002
Charles S. Bresler	Chairman—Bresler & Reiner, Inc.	78	1970
Sidney M. Bresler	Chief Executive Officer—Bresler & Reiner, Inc. since 2002 President—Bresler & Reiner, Inc. since March 2005 Chief Operating Officer—Bresler & Reiner, Inc. 2000 to March 2005	51	2002
Gary F. Bulmash	Tyser Teaching Fellow, September 2005 to present University of Maryland, College Park, Maryland Associate Professor of Accounting, 1975 to September 2005 American University, Washington, DC	61	2002
John P. Casey	Founder & Vice-Chairman of Marketing Business Development of Meridian Investments, Inc.	57	2005
Ralph S. Childs, Jr.	Retired since November 1994 Former Chairman of the Board of Home Federal Savings Bank Washington, DC	78	1994
Michael W. Malafronte	Securities Analyst-VP Arnold and S. Bleichroeder Advisors, LLC and ASB Securities, LLC. Since 2005 Principal Oppenheimer & Close, Inc. 1996 to 2005	31	2002
Burton J. Reiner	Retired since September 2005 Co-Chairman—Bresler & Reiner, Inc. 2002 to September 2005 President—Bresler & Reiner, Inc. 1970 to March 2005	77	1970
Randall L. Reiner	Consultant to Bresler & Reiner, Inc. from February 2003 until March 2005 Vice President—Bresler & Reiner, Inc. from June 2002 until February 2003 Employee of Bresler & Reiner, Inc. prior to June 2002	52	2003

Agreements with Directors

        In February 2003, the Company and Randall L. Reiner, a Company director, executed two agreements: Release and Separation Agreement (Release) and a Consulting Agreement (Agreement). The Release terminated Mr. Reiner's employment as a Vice President. Mr. Reiner received the following compensation:

  •
  The Company agreed to pay Mr. Reiner through September 30, 2006, the greater of $1,500 per month or the actual cost of health insurance for himself and eligible family members.

  •
  The Company agreed to continue Mr. Reiner's supplemental health insurance policy and long-term care insurance policy, as currently in effect, through September 30, 2006.

        The Agreement was for a term of twenty-five (25) months and provided for Mr. Reiner to devote three hours per week providing certain services to the Company related to the completion of the Company's existing homebuilding project. Mr. Reiner was paid a total consulting fee of $312,500 in twenty-five equal monthly installments.

        In March 2005, Mr. Burton J. Reiner, resigned from his position as President of the Company. In September 2005, Mr. Reiner also resigned as Co-Chairman of the Company; he remains as one of the Company's directors. In connection with his retirement, the Company paid him $1,000,000 in recognition of his service to the Company. As a post-retirement benefit, he and his wife will continue to receive medical, dental and vision benefits for the remainder of their lives; we have accrued a $330,000 liability related to these future benefits.

Board and Committee Meetings

        Our Board currently has two standing committees. The table below provides current membership and meeting information for each committee. In addition, the table identifies the independent directors, as determined by the Board in 2005 within the meaning of the NASDAQ listing standards, applicable Securities and Exchange Commission (SEC) regulations and the Company's guidelines. The Board does not have an established policy regarding attendance of Board Members at the annual and special meetings of shareholders. Each of the incumbent directors attended at least 75% of the total number of meetings of the Company's Board and committees of the Board on which he serves. A majority of the Board attended the 2005 annual meeting of shareholders.

Name	Audit	Executive Compensation	Independent Director
Mr. Gary F. Bulmash	Chair		Yes
Mr. Benjamin C. Auger	Member	Member	Yes
Mr. Ralph S. Childs, Jr.	Member	Member	Yes
Mr. John P. Casey		Member	Yes
Mr. Michael W. Malafronte	Member	Chair	Yes
Total meetings in 2005	5	3

Director Nomination Process

        The Board does not have standing Nominating or Governance Committees. As a closely held corporation that is also managed by its majority shareholders, the Board determined that the addition of Nominating or Governance Committees would not add value to its current policies and procedures. As such, the Board has not established separate charters for these functions.

        The Board will consider director nominees submitted by shareholders who satisfy the ownership requirements of SEC Rule 14a-8. Shareholders wishing to submit nominations must notify us of their intent to do so on or before the date on which shareholder proposals to be included in the proxy statement for the shareholder meeting must be received by us as set forth under "Shareholder Proposals for the Next Annual Meeting".

        Each member of the Board participates in the director nomination process. The Board does not set specific minimum qualifications that nominees must meet, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account the need of the Company and the composition of the Board. Nominees are evaluated based on criteria such as (i) personal and professional integrity, ethics and values, (ii) experience in corporate management, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company in today's business environment, (iii) experience in the Company's industry, (iv) experience as a board member of another publicly held company, (v) academic expertise in an area of the Company's operations and (vi) practical and mature business judgment, including ability to make independent analytical inquiries.

        The Board identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members with qualifications and skills that are consistent with the Board's criteria for Board service are re-nominated. As to new candidates, the Board generally polls the Board members and members of management for their recommendations. The Board may also review the composition and qualification of the boards of directors of the Company's competitors, and may seek input from industry experts or analysts. The Board reviews the qualifications, experience and background of the candidates. Final candidates may be interviewed by the independent directors and executive management. In making its determinations, the Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the Company and represent shareholder interests through the exercise of sound judgment. Recommendations received by shareholders will be processed and are subject to the same criteria as are other candidates recommended to the Board. Historically, the Board has not relied on third-party search firms to identify Board candidates. The Board may in the future choose to do so in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

Compensation of Directors

        In 2005, our Compensation Committee recommended, and the Board approved, amendments to our compensation arrangements for our non-employee or non-consultant Directors. Under the amended compensation arrangements, each non-employee Director is paid an annual director's fee of $25,000 and, for each Board or Committee meeting attended, a $250 fee and $250 to cover reimbursable expenses. Gary F. Bulmash, as our "audit committee financial expert" as required by Section 407 of the Sarbanes-Oxley Act of 2002, receives an additional annual remuneration of $9,000. Our non-employee non-consultant directors received, in the aggregate, remuneration of $96,250 for the year ended December 31, 2005.

"Independent" Directors

        Each of our directors other than Charles Bresler, Sidney Bresler, Burton Reiner and Randall Reiner is an "independent" as defined under Rule 4200(15) of the National Association of Securities Dealers, Inc. Although the Company is not required to comply with Rule 4200(15), as its stock is not NASDAQ-listed, it has decided to adopt the "independence" standard in the Rule as a matter of good corporate governance. The NASDAQ independence definition includes a series of objective tests, such as that the director is not an employee of the Company and has not engaged in various types of business dealings with the Company. In addition, as provided by the NASDAQ rules, the Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board reviewed and discussed information provided by the directors and the Company with regard to each director's business and personal activities as they may relate to the Company and its management.

        In addition, the members of the Audit Committee each qualify as "independent" under standards established by the SEC for members of audit committees. The Audit Committee also includes at least one independent member who is determined by the Board to meet the qualifications of an "audit committee financial expert" in accordance with SEC rules, including that the person meets the relevant definition of an "independent director." Gary F. Bulmash is the independent director who has been determined to be an audit committee financial expert. Shareholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Bulmash's experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Mr. Bulmash any duties, obligations or liability that are greater than those generally imposed on him as a member of the Audit Committee and the Board, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board.

Audit Committee Responsibilities

        The Company's Audit Committee for fiscal year 2005 consisted of Messrs. Auger, Bulmash, Childs and Malafronte. Among its responsibilities, the Audit Committee appoints and establishes the compensation for the Company's independent public accountants; approves in advance all engagements with them to perform non-audit services; reviews and approves the procedures used by the Company to prepare its periodic reports; reviews and approves the Company's critical accounting policies; discusses the plans and reviews results of the audit engagement with the independent public accountants; reviews the independence of the independent public accountants; and oversees the Company's accounting processes, including the adequacy of its internal accounting controls.

        The Board has adopted a written Audit Committee Charter. The Board will reassess the adequacy of the Audit Committee charter on an annual basis. The Audit Committee has (1) adopted the Company's Code of Ethics, (2) qualified Gary F. Bulmash as "audit committee financial expert" and, (3) established an independent compliance hotline service to monitor and record perceived violations of the Code of Ethics and other applicable laws. The Audit Committee Charter and the Code of Ethics are also available under the section titled "Governance" on our website at www.breslerandreiner.com.

Compensation Committee Responsibilities

        The Executive Compensation Committee (the Compensation Committee) determines the compensation of corporate officers and oversees the administration of executive compensation programs. The Compensation Committee is responsible for all elements of executive compensation including base salary, incentive bonuses, and other benefit programs for key executives.

        The goals of the Company's executive compensation program are to:

  1.
  Pay competitively to attract, retain and motivate superior executives,

  2.
  Relate total compensation for each executive to overall Company performance, as well as individual performance, and

  3.
  Align executives' performances and financial interests with shareholder value.

        It is the Company's policy to consider the deductibility of executive compensation under applicable income tax rules as one of many factors used to make specific compensation determinations consistent with the goals of the Company's executive compensation program.

Recommendation of the Board of Directors

The Board unanimously recommends a vote "FOR" the election of the nominees listed above.

PROPOSAL NO. 2

Ratification of Deloitte & Touche LLP as the Company's Auditors

        The Board, on recommendation of the Audit Committee, has selected Deloitte & Touche LLP, independent certified public accountants, to continue as independent auditors of the Company for fiscal year 2006. Deloitte & Touche LLP were the Company's independent auditors for fiscal year 2005.

        In making its recommendation to the Board to select Deloitte & Touche LLP as the Company's independent auditors for fiscal year 2006, the Audit Committee considered whether the provision of non-audit services by the independent auditors is compatible with maintaining the auditors' independence.

        We expect that Deloitte & Touche LLP will have a representative available during the annual shareholders meeting to respond to appropriate questions from shareholders.

Audit and Other Fees

        The table below shows audit fees, audit-related fees, tax fees and all other fees that we paid to Deloitte & Touche LLP and Ernst & Young LLP (the Company's former independent accountants), our independent auditors, for their services for each of the years ended December 31, 2005 and 2004, respectively. The fees for audit services billed in 2005 and 2004 consisted of the audit of our annual financial statements, reviews of our quarterly reports, and in 2005 costs incurred in connection with the unsuccessful Midlantic Office Trust, Inc.'s initial common stock public offering in which we participated as a sponsor.

	For the years ended December 31,
	2005	2004
Audit fees	$401,000	$281,000
Audit-related fees (2)	—	1,000
All other fees (1)	1,301,000	—

Total fees	$1,702,000	$282,000

(1)
Fees for audit work related to Midlantic Office Trust, Inc.'s initial common stock public offering (IPO) in which we participated as a sponsor. In August 2005, due to market conditions, Midlantic determined not to proceed with its IPO. Additional disclosure related to this transaction is disclosed in our Form 10-K for the year ended December 31, 2005.
(2)
Consulting costs incurred for the implementation of new accounting standards.

Recommendation of the Board

The Board unanimously recommends a vote "FOR" the ratification of Deloitte & Touche LLP as the independent auditors for fiscal year 2006.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information as of December 31, 2005, with respect to the beneficial ownership of the Company's Common Stock by (i) each director and named executive officer, and (ii) each person who is known to the Company to have beneficial ownership of more than 5% of the outstanding shares of Common Stock, and all directors and executive officers of the Company as a group. This information has been furnished by such persons.

Name of Beneficial Owner	Amount of Beneficial Ownership		Percent
Charles S. Bresler, Chairman of the Board	2,099,226	(1)	38.33
Burton J. Reiner, Director	1,692,030	(2)	30.89
The Burton and Anita Reiner Charitable Remainder Trust	333,334		6.09
Fleur S. Bresler	282,768		5.16
Randall L. Reiner, Director	346,204	(3)	6.32
Michael W. Malafronte, Director	1,000		*
Benjamin C. Auger, Director	12,800	(4)	*
Sidney M. Bresler, Chief Executive Officer and Director	5,172		*
Jean S. Cafardi, Secretary	900		*
Darryl M. Edelstein, Chief Operating Officer and Treasurer	—		—
Robert O. Moore, Chief Financial Officer	—		—
Gary F. Bulmash, Director	—		—
Ralph S. Childs, Jr., Director	—		—
John P. Casey, Director	—		—
All directors and officers as a group (11 individuals)	4,157,372		75.90

*
Less than 1%

(1)
These shares are owned by Bresler Family Investors, LLC (the LLC), of which Charles S. Bresler is the sole manager. If Mr. Bresler should resign as manager, die, or otherwise become unable to serve as manager, under the LLC's Operating Agreement, his son, Sidney M. Bresler, CEO, becomes manager and may vote the shares. If Charles S. Bresler ceases to be a member of the LLC, a majority of the interests held by other members may elect to dissolve the LLC. Does not include 282,768 Shares held by Charles S. Bresler's wife, Fleur Bresler, as to which he disclaims beneficial ownership.

(2)
Includes 846,016 shares held in a revocable trust for benefit of Burton J. Reiner and 846,014 shares held in a revocable trust for benefit of Anita O. Reiner. Mr. and Mrs. Burton J. Reiner are co-trustees of each of these trusts.

(3)
Includes 333,334 shares held by the Burton and Anita Reiner Charitable Remainder Trust, of which Randall Reiner is a trustee.

(4)
Includes 12,000 shares held jointly with Mr. Auger's wife and 500 shares held by Mr. Auger's wife, or as custodian, or trustee for Mr. Auger's children.

Second Amended and Restated Shareholders Agreement

        The Second Amended and Restated Shareholders Agreement (Agreement) dated February 2003 was executed by and among the following shareholders: Bresler Family Investors, LLC; Burton J. Reiner and Anita O. Reiner, husband and wife as joint tenants; Burton and Anita Reiner Charitable Remainder Unitrust; and the Company. The Agreement supersedes a prior Shareholders Agreement dated August 1998 and a First Amended and Restated Shareholders Agreement dated July 2002. The

Agreement is intended to promote the mutual interests of the shareholders and the interests of the Company by imposing certain restrictions and obligations on the shareholders who are party to the agreement, the Company, and those shareholders' stock in the Company. Any shares of the Company's stock currently owned or acquired in the future by those shareholders are subject to a first right of offer provision requiring that the shares be offered first to the Company, and then to the other shareholders on the same terms and conditions as offered to a third party.

EXECUTIVE COMPENSATION

        The following table sets forth certain information concerning the annual and long-term compensation for the fiscal years ended December 31, 2005, 2004 and 2003 for those persons who were, during 2005 (i) the Chief Executive Officer; and (ii) the other four most highly compensated executive officers of the Company whose total annual compensation in 2005 exceeded $100,000:

Name and Principal Position	Year	Annual Compensation Salary(3)($)	Bonus(3)($)	Long-Term Compensation Restricted Stock Award	All Other Compensation(1)
Charles S. Bresler Chairman of the Board	2005 2004 2003	225,000 225,000 225,000	25,000 — 25,000	N/A	21,000 2,000 3,000
Burton J. Reiner Director	2005 2004 2003	122,000 225,000 225,000	— — 25,000	N/A	1,015,000 2,000 4,000	(2)
Sidney M. Bresler Chief Executive Officer & President	2005 2004 2003	350,000 300,000 225,000	325,000 112,500 100,000	N/A	13,000 3,000 2,000
Darryl M. Edelstein Chief Operating Officer	2005 2004 2003	189,000 163,000 57,000	50,000 7,000 2,500	N/A	— 2,000 —
Jean S. Cafardi Corporate Secretary	2005 2004 2003	98,000 95,000 96,000	5,000 10,000 11,000	N/A	10,000 3,000 3,000

(1)
Amounts shown for "All Other Compensation" consist of premiums paid by the Company for excess medical and disability insurance coverage for certain of the officers.

(2)
Includes $1,000,000 payment in 2005 which was paid upon Mr. Reiner's retirement.

(3)
Includes amounts under deferred compensation plans.

Compensation Committee Interlocks and Insider Participation

        None of the members of the Compensation Committee has ever been an officer or an employee of the Company or its subsidiaries. No executive officer of the Company serves on any other board of directors with any of the Company's Directors other than the Company's Board.

REPORT ON EXECUTIVE COMPENSATION

        The information contained in this report shall not be deemed to be "soliciting material" or "filed" or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

        Messrs. Auger, Childs, Huguely, and Malafronte (Chair) served during all of 2005 on the Compensation Committee of our Board. The Committee has furnished the following report on executive compensation.

        The Compensation Committee has determined the compensation levels of Sidney M. Bresler as Chief Executive Officer, by reviewing his short-term and long-term performance with the Company, the level of profitability of the Company, the profitability of companies comparable to the Company, and the levels of compensation of executive officers in such other companies. Sidney M. Bresler is compensated through a base salary and annual performance bonuses.

  1.
  Base salary.    The relative levels of base salary for the executive officers are designed to reflect each executive officer's scope of responsibility and accountability with the Company and to be part of a competitive total compensation package.

  2.
  Performance bonuses.    The Company provides performance-related annual cash compensation to executive officers. The compensation committee determines the actual amount of the incentive compensation based on the compensation committee's overall assessment of the executive officer's individual performance for the year.

        During 2005, the Compensation Committee presented the following recommendations to the Board with regard to compensation for 2006:

  In his position as the Chief Executive Officer, the annual salary of Sidney M. Bresler was increased to $450,000, commencing January 1, 2006.

  At the discretion of the Board, a bonus for 2006 can be granted to Sidney M. Bresler and the other executive officers based on corporate results, as well as, individual performances.

Submitted by the Compensation Committee of the Board:

                      Michael W. Malafronte, Chair
                      Benjamin C. Auger
                      Ralph S. Childs, Jr.
                      George W. Huguely, III

Stock Appreciation Rights Plan

        In January 2006, the Company' Board of Directors adopted a Stock Appreciation Rights Plan (the SARS Plan). The purpose of the SARS Plan is (a) to enhance the Company's ability to attract and retain the services of qualified employees, officers and directors (including non-employee officers and directors), and consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of the Company's business largely depends, and (b) to provide additional incentives to such persons to devote their utmost effort and skill to the advancement and betterment of the Company, by providing them an opportunity to benefit from the increase in the Company's stock price thereby an additional interest in the success and increased value of the Company.

        Under the SARS Plan the Company may grant to employees and consultants Stock Appreciation Rights (SARs) with respect to up to 280,000 shares of our common stock. Upon exercise, each SAR will entitle the exercising holder to a cash payment equal to the excess of the market value of a share of common stock at the time of exercise over the market value of a share of common stock at the time of grant of the SAR. The Plan is administered by our Compensation Committee, which has sole authority to grant SARs to employees and consultants under the Plan. At the time of adoption, the term of each SAR granted pursuant to the Plan is no more than ten years after the date of grant. The SARs vest immediately upon grant. In January 2006, the Compensation Committee granted 172,500 SARs to our employees and our consultants. At the time of the grant the market value of a share of our common stock was $32.91. We will recognize in our Consolidated Statement of Operations in 2006 the fair value of the SARs granted.

Deferred Compensation Plan

        The Company sponsors a deferred compensation plan whereby certain officers of the Company can elect to defer compensation on a nonqualified basis into a rabbi trust account. The eligible employees may defer up to ten percent of their annual pre-tax salary. Distributions from the rabbi trust account become due on (1) the earliest of retirement at or after age sixty, (2) disability, or (3) termination of employment for a reason other than retirement at or after age sixty or disability. Distributions are payable in either a single sum on the date selected by the participant, in five or ten equal annual installments beginning January 1st of the year following the event that triggers the distribution, or in a single sum as of the 30th day following the event that triggers the distribution.

Employees' Retirement Plans

Defined Contribution Plan

        During 2004, the Company implemented a defined contribution plan (401K) that covers all employees, which includes the named executive officers. The plan permits employees to make regular savings contributions on a pre-tax basis of any percentage of their compensation subject to Internal Revenue Code limitations. Employees who are at least fifty years of age may make "catch-up" contributions in accordance with the Internal Revenue Code. The Company contributes three percent of employees' annual compensation to the plan up to the maximum allowed by law. All contributions to the plan are 100% vested and are distributed in accordance with the Internal Revenue Code.

Defined Benefit Pension Plan

        The Company's policy is to contribute to its defined benefit retirement plan (the Plan) as needed to maintain its funding at the levels required by the Internal Revenue Code. During 2005, the funding level of the Plan met the minimum requirements of the Internal Revenue Code. The Company contributed $50,000 to the Plan in 2005.

        The Company contributes to its Plan as required under the terms of the Plan and ERISA. Under the Plan, benefits are determined for all employees on an actuarial basis related to the individual employee compensation, age, and length of service, including service with predecessors of the Company. All compensation, up to the maximum allowed by law, including salaries, fees and bonuses, but excluding discretionary bonuses, are included as remuneration (or "covered compensation") under the Company's Plan. The Plan provides for contributions by the Company designed to produce, commencing at retirement at age 65, an annual pension calculated by multiplying the participant's number of years of service to a maximum of 35 of such years, by the sum of 1.12% of a participant's average annual covered compensation paid for the highest consecutive five years prior to retirement, up to $90,000 (or less, depending upon participant's age), plus 1.77% of the participant's average annual covered compensation paid for such period in excess of this dollar amount, but not in excess of a total of $210,000 for the year 2005. The approximate annual retirement benefits payable to participating employees in specified remuneration and years-of-service classifications is shown in the Plan table below. The benefit amounts listed in the following table are not subject to any deduction for social security benefits or other offset amounts.

Average Annual Covered Compensation For Highest Consecutive Five Years	10	15	20	25	30	35
$100,000.00	$11,850	$17,775	$23,700	$29,625	$35,550	$41,475
110,000.00	13,620	20,430	27,240	34,050	40,860	47,670
120,000.00	15,390	23,085	30,780	38,475	46,170	53,865
130,000.00	17,160	25,740	34,320	42,900	51,480	60,060
140,000.00	18,930	28,395	37,860	47,325	56,790	66,255
150,000.00	20,700	31,050	41,400	51,750	62,100	72,450
160,000.00	22,470	33,705	44,940	56,175	67,410	78,645
170,000.00	24,240	36,360	48,480	60,600	72,720	84,840
180,000.00	26,010	39,015	52,020	65,025	78,030	91,035
190,000.00	27,780	41,670	55,560	69,450	83,340	97,230
200,000.00	29,550	44,325	59,100	73,875	88,650	103,425
210,000.00	31,320	46,980	62,640	78,300	93,960	109,620

(1)
Under present IRS limitations, compensation in excess of $210,000 can not be included for benefit computation purposes.

        At December 31, 2005, Jean S. Cafardi had 38 years of credited service and Sidney M. Bresler had 19 years of credited service under the Plan. Charles S. Bresler and Burton J. Reiner were covered by the plan until December 31, 1995, and each had 34 years of credited service under the plan.

Certain Relationships and Related Transactions

Trilon Plaza Company

        A corporation wholly owned by Charles S. Bresler and Burton J. Reiner is the general partner of Trilon Plaza Company (Trilon) and the manager of West Office LLC (West Office). Charles S. Bresler and Burton J. Reiner are also limited partners in Trilon. West Office, the owner of the west office building at the Waterfront Complex, contributed the building to B&R Waterfront Properties, LLC (BRW) in exchange for a 9.17% interest in BRW. Trilon contributed its interest in the Waterfront Complex to BRW in exchange for 36.83% of BRW. BRW is an entity formed by the Company in 2002 to which the Company transferred its interest in the Waterfront Complex (a shopping-office center located in southwest Washington, DC consisting of a total of 1,200,000 square feet of high-rise office buildings, retail space, parking space and storage space). The Company holds a 54% interest in and is the managing member of BRW.

        The interests of Messrs. Bresler and Reiner and the interests of affiliated persons, who are among the limited partners of Trilon and West Office at December 31, 2005, are shown in the following table.

Name	Relationship to Company	% Interest in Trilon(1)	% Interest in West Office LLC
Charles S. Bresler	Officer, director and shareholder	43.96	9.41
Burton J. Reiner	Officer, director and shareholder	43.96	4.50
T-P Partners, Inc.	Owned by Charles S. Bresler and Burton J. Reiner	2.00	—
Anita O. Reiner	Shareholder and spouse of Burton J. Reiner	—	3.68
Bresler Family Investors	Shareholder	—	1.64
Randall L. Reiner	Director	—	2.25
Children of Burton J. & Anita O. Reiner(2)	Shareholder	—	6.75
Elaine B. Tanenbaum	Relative of Charles S. Bresler	—	.82
Dr. Herbert Tanenbaum	Relative of Charles S. Bresler	—	2.45

(1)
Includes interests held through a limited partnership.

(2)
Three children, who are also trustees of The Burton and Anita Reiner Charitable Remainder Annuity Trust, a principal shareholder.

        In February, 2003, the Company and Trilon executed a Management Services Agreement (MSA) whereby the Company will provide administrative services to Trilon for a fee of $1,000 per month. This MSA shall remain in effect until either party gives 60 days written notice or Trilon ceases to conduct business. In addition, the Company also executed a MSA with West Office, effective January, 2004, whereby the Company began receiving $300 per month for administrative services provided to West Office.

        In January 2004, an inter-company payable from the Company to BRW in the amount of $15,462,000 was made into a note payable of the same amount. The note accrues interest at 4.5% on the unpaid principal balance. The outstanding balance at December 31, 2005 was $8,462,000. Principal and interest payments of $3,463,000 and $4,673,000 were made in 2005 and 2004, respectively.

        In February, 2005, the Company executed a note payable to Trilon for a principal amount of $8,000,000 with interest at 10% and maturing in February, 2007. The note was secured by the 7800 Building and the 5-acre parcel of land immediately adjacent to the property. The entire principle of the note was fully repaid to Trilon in November 2005.

B&R Philadelphia Condo Investors

        In May 2005, the Company entered into a joint venture along with certain officers and other third party members named B&R Philadelphia Condo Investors, LP (B&R Condo Investors). To date, all the members have contributed a total of $18,000,000 to the venture. In May 2005, B&R Condo Investors invested $11,000,000 for a 50% interest in Symphony House Associates LP, an entity that is developing 163 luxury high-rise condominium units, a 35,000 square foot theater, a parking garage and 4,300 square feet of retail space in center city Philadelphia, Pennsylvania. In May 2005, B&R Condo Investors invested $6,500,000 for a 50% interest in Venice Lofts Associates LP, an entity that is developing 38 luxury townhouse and 90 mid-rise condominium units in Philadelphia, Pennsylvania.

        The ownership interests of the Company and officers (whether direct or indirect ownership interests) in B&R Condo Investors are presented below in the following table.

Name	Relationship to Company	% interest in B&R Condo Investors
Bresler & Reiner, Inc.		44.50%
Charles S. Bresler	Officer, director and shareholder	16.81
Sidney M. Bresler(1)	Officer, director and shareholder	2.78
Benjamin C Auger(1)	Director and shareholder	1.39
Darryl M. Edelstein	Officer	0.97

(1)
Owned jointly, as tenants by entireties, with their spouses.

Paradise Sudley North Office Building D

        The Company is a 10% general partner and an 90% limited partner in Paradise Sudley North Limited Partnership which in turn is a 50% general partner in Paradise Sudley North Building D Partnership ("Building D Partnership"). The remaining 50% is owned by The Bresler Family Investors LLC. Charles S. Bresler, Co-Chairman of the Company, is the manager of this limited liability company.

        Management considers its contracts and other business relationships with each of the affiliates to be as favorable to the Company as those obtainable with unrelated third parties. Business transactions with the affiliates are summarized as follows:

	2005	2004	2003
Revenues:
Management fees	$16,000	$16,000	$365,000
Commission fees	—	105,000	521,000
Other fees	—	45,000	—
Interest	—	612,000	306,000
Cost and expenses:
Interest	$837,000	$329,000	$—

AUDIT COMMITTEE REPORT

        The information contained in this report shall not be deemed to be "soliciting material" or "filed" or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

        The Audit Committee met with management periodically during fiscal 2005 to consider the adequacy of the Company's internal controls, and discussed these matters with the Company's independent auditors, Deloitte & Touch LLP, and with appropriate Company financial personnel. The Audit Committee also discussed with senior management and Deloitte & Touch LLP the Company's disclosure controls and procedures and the certifications by the Company's Chief Executive Officer and Chief Financial Officer, which are required by the Securities and Exchange Commission under the recently enacted Sarbanes-Oxley Act of 2002, for certain of the Company's filings with the SEC.

        The Audit Committee has reviewed and discussed the Company's audited financial statements for fiscal 2005 with management and with Deloitte & Touche LLP. The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement of Auditing Standards No. 61, relating to the conduct of the audit. The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with Deloitte & Touche LLP their independence. Based on the Audit Committee's review of the audited financial statements and the review and discussions described in the foregoing paragraph, the Audit Committee recommended to the Board that the audited financial statements for fiscal year 2005 be included in the Company's Annual Report on Form 10-K for fiscal 2005, as filed with the SEC.

                      Submitted by the Audit Committee of the Board:
                      Gary F. Bulmash, Chair
                      Benjamin C. Auger
                      Ralph S. Childs, Jr.
                      Michael W. Malafronte

Stock Performance Graph
2000 – 2005

        The information contained in this report shall not be deemed to be "soliciting material" or "filed" or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

        The following graph shows a comparison of cumulative total shareholder returns for an investment in the common stock of the Company, the S&P 500, the S&P Homebuilding Index and the Dow Jones US Real Estate Index. The comparison for each of the periods assumes that $100 was invested on December 31, 2000, in each of the Company's common stock, the S&P 500 Index, the S&P Homebuilding Index, and the Dow Jones US Real Estate Index. These indices, which reflect formulas for dividend reinvestment and weighting of individual stocks, do not necessarily reflect returns that could be achieved by individual investors.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG BRESLER & REINER INC, THE S & P 500 INDEX,
THE S & P HOMEBUILDING INDEX AND THE DOW JONES US REAL ESTATE INDEX

*$100 invested on 12/31/00 in stock or index-including reinvestment of dividends.
Fiscal year ending December 31.

	Cumulative Total Return
	12/00	12/01	12/02	12/03	12/04	12/05
BRESLER & REINER INC	100.00	157.37	148.25	168.42	215.13	238.72
S & P 500	100.00	88.12	68.64	88.33	97.94	102.75
S & P HOMEBUILDING	100.00	127.70	126.98	251.18	335.68	424.91
DOW JONES US REAL ESTATE	100.00	111.80	115.86	158.61	208.12	228.18

FINANCIAL STATEMENTS

        For certain information concerning the Company and its subsidiaries see the financial statements and reports of Deloitte & Touche LLP and Ernst & Young LLP, independent certified public accountants, included in the Annual Report accompanying this proxy statement. Such report is not incorporated in this proxy statement and is not deemed to be a part of the proxy soliciting material. We expect that Deloitte & Touche LLP will have a representative available during the annual shareholders meeting to respond to appropriate questions from shareholders. Representatives of Ernst & Young LLP are not expected to be present at the meeting.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16 of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers, and persons who own more than 10% of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file.

        Based solely on the Company's review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that all Section 16(a) filing requirements for the fiscal year ended December 31, 2005 were met.

SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

        Proposals submitted for inclusion in the Company's Proxy Statement for the 2007 Annual Meeting of Shareholders must be received by the Corporate Secretary at 11200 Rockville Pike, Suite 502, Rockville, Maryland 20852, on or before January 1, 2007. Shareholder proposals for consideration at the 2007 Annual Meeting, but not for inclusion in the Proxy Statement, must be received by the Corporate Secretary no later than March 14, 2007. Management proxy holders could have discretionary authority to vote on those proposals at the 2007 annual meeting.

OTHER MATTERS

        As of the date of this Proxy Statement, the Board does not intend to present, and has not been informed that any other person intends to present, any matter for action at this meeting other than those specifically referred to in this Proxy Statement. If other matters properly come before the meeting, it is intended that the holders of the proxies will act with respect thereto in accordance with their best judgment.

REPORTS TO SHAREHOLDERS

        The Company has mailed this Proxy Statement and a copy of its 2005 Annual Report to each shareholder entitled to vote at the Annual Meeting. Included in the 2005 Annual Report are the Company's consolidated financial statements for the year ended December 31, 2005.

        A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2005, including the financial statement schedules, as filed with the Securities and Exchange Commission, may be obtained without charge by sending a written request to Bresler & Reiner, Inc., Corporate Secretary, 11200 Rockville Pike, Suite 502, Rockville, Maryland 20852.

By Order Of The Board Of Directors
/s/ JEAN S. CAFARDI Jean S. Cafardi, Corporate Secretary

Rockville, Maryland
April 28, 2006

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

BRESLER & REINER, INC.

THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS

Annual Meeting of Stockholders, June 14, 2006

        The undersigned appoints Dana M. Gerstein and Melissa E. Brooks, and each of them, as proxies, each with the power to appoint his/her substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Bresler & Reiner, Inc. held on record by the undersigned at the close of business on April 14, 2006 at the Annual Meeting of Shareholders of Bresler & Reiner, Inc., to be held at the offices of the Company, 11200 Rockville Pike, Suite 502, Rockville, Maryland on Wednesday, June 14, 2006 at 10:00 a.m., or any adjournment thereof.

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.	Please mark your votes like this	☒
	FOR	WITHHOLD AUTHORITY		FOR	AGAINST	ABSTAIN
1. ELECTION OF THE FOLLOWING NOMINEES AS DIRECTORS: (To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below)	☐	☐	2. RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL YEAR 2006.	☐	☐	☐
Benjamin C. Auger; Charles S. Bresler; Sidney M. Bresler; Gary F. Bulmash; Ralph S. Childs, Jr.; John P. Casey; Michael W. Malafronte; Burton J. Reiner; and Randall L. Reiner.			3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
Receipt of the Annual Report of the Company for the year 2005 is hereby acknowledged.
The undersigned revokes all proxies heretofore given with respect to said meeting and approves all that the proxies or their substitutions shall do by virtue hereof.
PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY
COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER:
Signature	Signature	Dated	, 2006

NOTE: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT
PROXY STATEMENT
PROPOSAL NO. 1
Recommendation of the Board of Directors
PROPOSAL NO. 2
Recommendation of the Board
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
Stock Performance Graph 2000 – 2005
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN* AMONG BRESLER & REINER INC, THE S & P 500 INDEX, THE S & P HOMEBUILDING INDEX AND THE DOW JONES US REAL ESTATE INDEX
FINANCIAL STATEMENTS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING
OTHER MATTERS
REPORTS TO SHAREHOLDERS